(Hubbell Logo)

                        Date:           July 20, 2004           NEWS RELEASE

                        For Release:    IMMEDIATELY
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                                                         HUBBELL INCORPORATED
                                                         584 Derby-Milford Road
                                                         P. O. Box 549
                                                         Orange, CT  06477
                                                         203-799-4100

                        Contact:                Thomas R. Conlin




                            HUBBELL REPORTS STRONG

                            SECOND QUARTER RESULTS
                            ----------------------


ORANGE, CT. (July 20, 2004) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported strong results for the second quarter ended June 30, 2004.

Sales for the quarter were $502.9 million or a 12% increase over sales of $449.3 million reported for the corresponding period of 2003. Net income was 30% higher at $31.4 million and earnings per share increased by 28% to $.51 as compared to $24.2 million and $.40, respectively, reported in the prior year. Profit results in both periods included expenses under the company's continuing restructuring programs of $10.4 million pre-tax in 2004 and $6.6 million pre-tax in 2003. The second quarter 2004 restructuring expense provided for a factory closure in Hubbell Wiring Systems and ongoing restructuring in Hubbell's Lighting businesses.

OPERATIONS REVIEW:
-----------------

"Hubbell's second quarter results more than met our expectations," said Timothy
H. Powers, President and Chief Executive Officer, "in both the pace of recovery in our markets, and the value of our strategic initiatives. A second consecutive quarter of double-digit sales increases reflects improving conditions in our major markets. Higher volume combined with the effectiveness of the transformation of the operations yielded a 32% increase in operating profit. We're also pleased that each of our three segments reported higher margins in the quarter with the consolidated operating margin up by 140 basis points even after incurring $3.8 million pre-tax in incremental cost associated with special charges."

                                  -continued-

"The cost of raw materials continued to present a significant challenge during the quarter," Powers added. "While costs have moderated on some materials, most metals, freight, and energy costs are significantly higher than one year ago. Steel costs are still volatile and show no signs of moderating. Many of our announced price increases took effect during the second quarter which partially countered rising costs, but we remain concerned about the level and volatility of these costs."

Year-to-date cash flow from operations of $79.6 million compares to $90.2 million in 2003 as higher net income was more than offset by higher working capital to support sales growth.

SEGMENT REVIEW
--------------

Sales for the Electrical Segment rose by more than 13% with operating margin up by 150 basis points. Within the segment, Hubbell's wiring systems businesses reported higher sales due to improving factory maintenance and repair activity. Hubbell Lighting also had a strong quarter as demand increased across a broad array of markets. Residential lighting fixture markets remained strong and demand in commercial markets such as architectural, emergency and fluorescent fixtures continued to strengthen. Favorable sales and operating profit comparisons were reported by Hubbell Electrical Products where higher sales of products for harsh and hazardous and electrical rough-in applications countered sluggishness in non-residential construction markets.

Hubbell Power Systems results continue to benefit from leading positions in its core utility product markets and success in expanding into related construction markets. Domestic utility customers continued modestly higher project and maintenance investments required by the growing activity in the economy and stronger utility balance sheets. Sales for the Segment increased by 13% year-over-year and operating margin rose by 80 basis points to 9.5% as higher sales volume and productivity gains added to profitability.

The Industrial Technology Segment reported a 6% decline in sales chiefly as a result of weaker demand in markets for high voltage testing and instrumentation. However, improved results at businesses manufacturing industrial controls and equipment and internal productivity programs contributed to a 300 basis point increase in operating margin.

SUMMARY AND OUTLOOK
-------------------

"We're particularly pleased with another confirmation of the effectiveness of our strategic initiatives," said Powers. "Even though we're still in the early stages of these efforts, our results are testimony to the progress we're making. We're expanding our lean manufacturing effort internally as well as involving suppliers and customers. Our restructuring programs continue to be executed on schedule and on budget. The Hubbell 2006 Program - a multi-year implementation of a single business system across the enterprise -- is moving forward. Most importantly, as we achieve our interim goals in these programs, we're moving toward bolder, more demanding and more rewarding objectives."

"Looking ahead to the remainder of 2004, the strong results so far have raised our expectations. Revenue growth for the year should approximate 10-12% with earnings per share, excluding restructuring costs, in the range of $2.35 -- $2.50."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "volatility", "growing", "improving", "expectations", "expanding", "moving", "toward", "forward", "progress", "continued", "continuing", "goals", "ongoing", "should", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; and competition.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2003 revenues of $1.8 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                  # # # # #
                     (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (in millions, except per share data)



                                              (unaudited)                  (unaudited)
                                           THREE MONTHS ENDED           SIX MONTHS ENDED
                                                  JUNE 30                      JUNE 30
                                            2004           2003          2004           2003
                                            ----           ----          ----           ----
Net Sales                                 $ 502.9        $ 449.3       $ 968.1        $ 868.7
Cost of goods sold                          362.7 (1)      333.6 (2)     695.2 (1)      643.2 (2)
                                          -------        -------       -------        -------
Gross Profit                                140.2          115.7         272.9          225.5

Selling & administrative expenses            83.2           75.0         163.6          149.9
Special charges                               9.5            4.8          10.7            5.9
                                          -------        -------       -------        -------
Total Operating Income                       47.5           35.9          98.6           69.7

Investment income                             1.0            1.0           2.2            2.0
Interest expense                             (5.1)          (5.1)        (10.2)         (10.3)
Other income (expense), net                  (0.5)           0.9          (0.5)           0.6
                                          -------        -------       -------        -------
Total Other Expense, Net                     (4.6)          (3.2)         (8.5)          (7.7)

Income Before Income Taxes                   42.9           32.7          90.1           62.0

Provision for income taxes                   11.5            8.5          24.7           16.1
                                          -------        -------       -------        -------
NET INCOME                                $  31.4        $  24.2       $  65.4        $  45.9
                                          =======        =======       =======        =======
Earnings Per Share - Diluted                $0.51          $0.40         $1.07          $0.76
Average Shares Outstanding - Diluted         61.6           59.9          61.4           59.9
                                          =======        =======       =======        =======

(1) 2004 Cost of goods sold includes a special charge of $0.9 and $1.1 for Lighting business restructuring in the second quarter and year to date, respectively.

(2) 2003 Cost of goods sold includes a special charge of $1.8 for Lighting business restructuring in the second quarter and year to date.

                              HUBBELL INCORPORATED
                 CONSOLIDATED STATEMENT OF EARNINGS BY SEGMENT
                      (in millions, except per share data)

                                                (unaudited)               (unaudited)
                                             THREE MONTHS ENDED         SIX MONTHS ENDED
                                                   JUNE 30                   JUNE 30

                                             2004         2003         2004         2003
                                            -------      -------      -------      -------
Net Sales
  Electrical                                $ 375.3      $ 331.0      $ 720.6      $ 643.1
  Power                                        96.0         84.8        183.8        163.8
  Industrial Technology                        31.6         33.5         63.7         61.8
                                            -------      -------      -------      -------
     TOTAL NET SALES                        $ 502.9      $ 449.3      $ 968.1      $ 868.7
                                            =======      =======      =======      =======
Operating Income
  Electrical                                $  45.4      $  32.5      $  84.0      $  59.3
  Special charges                             (10.4)        (6.6)       (11.8)        (7.7)
                                            -------      -------      -------      -------
   Total Electrical                            35.0         25.9         72.2         51.6
  Power                                         9.1          7.4         19.6         13.8
  Industrial Technology                         3.4          2.6          6.8          4.3
                                            -------      -------      -------      -------
     TOTAL OPERATING INCOME                    47.5         35.9         98.6         69.7
                                            -------      -------      -------      -------

Other expense, net                             (4.6)        (3.2)        (8.5)        (7.7)
                                            -------      -------      -------      -------

Income Before Income Taxes                     42.9         32.7         90.1         62.0

Provision for income taxes                     11.5          8.5         24.7         16.1
                                            -------      -------      -------      -------

NET INCOME                                  $  31.4      $  24.2      $  65.4      $  45.9
                                            =======      =======      =======      =======


Earnings Per Share - Diluted                  $0.51        $0.40        $1.07        $0.76

Average Shares Outstanding - Diluted           61.6         59.9         61.4         59.9
                                            =======      =======      =======      =======

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEET
                                 (in millions)



                                               (UNAUDITED)    (UNAUDITED)
                                                JUNE 2004      MARCH 2004       DECEMBER 2003
                                               -----------    -----------       -------------

ASSETS

Cash and temporary cash investments            $   261.9        $   222.4          $   220.8
Accounts receivable (net)                          285.3            267.1              227.1
Inventories (net)                                  222.4            214.6              207.9
Deferred taxes and other                            52.7             51.0               53.5
                                               ---------        ---------          ---------

CURRENT ASSETS                                     822.3            755.1              709.3

Property, plant and equipment (net)                276.1            289.4              295.8
Investments                                         77.1             79.2               80.1
Goodwill                                           323.3            324.1              322.7
Intangible assets and other                         83.7             89.7               91.5
                                               ---------        ---------          ---------

TOTAL ASSETS                                   $ 1,582.5        $ 1,537.5          $ 1,499.4
                                               =========        =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                               $   133.5        $   115.7          $   103.6
Accrued salaries, wages and
 employee benefits                                  60.1             49.5               51.1
Accrued income taxes                                37.9             48.2               34.9
Dividends payable                                   20.0             19.9               19.9
Other accrued liabilities                           80.7             75.3               78.9
                                               ---------        ---------          ---------

CURRENT LIABILITIES                                332.2            308.6              288.4

Long-term debt                                     298.9            298.9              298.8
Other non-current liabilities                       82.7             82.9               82.5
                                               ---------        ---------          ---------

TOTAL LIABILITIES                                  713.8            690.4              669.7

SHAREHOLDERS' EQUITY                               868.7            847.1              829.7
                                               ---------        ---------          ---------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY       $ 1,582.5        $ 1,537.5          $ 1,499.4
                                               =========        =========          =========

                              HUBBELL INCORPORATED
                       CONDENSED CONSOLIDATED CASH FLOWS
                                 (in millions)




                                                         (unaudited)
                                                       SIX MONTHS ENDED
                                                            JUNE 30
                                                        2004       2003

Operating Activities
  Net Income                                           $ 65.4     $ 45.9
  Depreciation and amortization                          25.7       26.4
  Non-cash special charges                                7.7        2.8
  Changes in working capital                            (23.4)      11.1
  Other, net                                              4.2        4.0
                                                        -----      -----

    Net cash provided by operating activities            79.6       90.2

Supplementary Cash Flow Information

  Capital expenditures                                 $(14.9)    $(12.3)